Exhibit 23

Deloitte & Touche LLP 122 1st Ave. S. Suite 400, PCS Tower Saskatoon SK S7K 7E5 Canada Tel: (306) 343-4400 Fax: (306) 343-4480 www.deloitte.ca

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:

•	Registration Statement No. 33-37855 on Form S-8;
•	Registration Statement No. 333-19215 on Form S-8;
•	Registration Statement No. 333-93773 on Form S-8;
•	Registration Statement No. 333-53531 on Form S-8;
•	Registration Statement No. 333-75742 on Form S-8;
•	Registration Statement No. 333-75744 on Form S-8;
•	Registration Statement No. 333-27685 on Form S-3;
•	Registration Statement No. 333-89350 on Form S-3; and
•	Registration Statement No. 33-57920 on Form S-3DPOS

of our reports dated February 6, 2004 appearing in this Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chartered Accountants

Saskatoon, Saskatchewan, Canada

March 11, 2004